 UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 20, 2018

Apricus Biosciences, Inc.
(Exact name of registrant as specified in its charter)

Nevada	0-22245	87-0449967
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11975 El Camino Real, Suite 300, San Diego, CA	92130
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (858) 222-8041

 (Former name or former address, if changed, since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement

Private Placement and Securities Purchase Agreement

On September 20, 2018, Apricus Biosciences, Inc. (the “Company” or “Apricus”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with an accredited investor (the “Purchaser”) for the sale by the Company in a private placement (the “Private Placement”) of (i) 4,600,000 shares (the “Shares”) of the Company’s common stock (the “Common Stock”), at a purchase price of $0.27 per share, (ii) warrants to purchase up to 3,450,000 shares of Common Stock, exercisable six months after issuance at an exercise price equal to $0.30 per share, subject to adjustments as provided under the terms of the warrants, and (iii) warrants to purchase 2,677,160 shares of common stock, exercisable six months after issuance at an exercise price equal to $0.40 per share, subject to adjustments as provided under the terms of the warrants (all such warrants under clauses (ii) and (iii), the “Warrants”). The Warrants are exercisable for five years from the initial exercise date. In addition, pursuant to the terms of the Purchase Agreement, outstanding warrants to purchase up to 2,677,160 shares of Common Stock previously issued to and held by the Purchaser will be canceled at the closing of the Private Placement (the "Closing"). The Closing of the sales of these securities under the Purchase Agreement is expected to occur on September 24, 2018, subject to the satisfaction of customary closing conditions.

The aggregate gross proceeds for the sale of the Shares and Warrants will be approximately $1.24 million. The Company intends to use the net proceeds from the transactions for general corporate and working capital purposes.

Pursuant to the terms of the Purchase Agreement, from the date of the Purchase Agreement until 30 days after effective date of the Resale Registration Statement (as defined below), the Company is prohibited from issuing, or entering into any agreement to issue, or announcing the issuance or proposed issuance of, any shares of Common Stock or Common Stock equivalents, subject to certain permitted exceptions, including, without limitation, an exception for the securities to be issued in connection with that certain Agreement and Plan of Merger and Reorganization (the “Merger Agreement”), dated July 30, 2018, by and among Seelos Therapeutics, Inc. (“Seelos”), Arch Merger Sub, Inc., a wholly owned subsidiary of the Company (“Merger Sub”), and the Company.

The Private Placement is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D of the Securities Act and in reliance on similar exemptions under applicable state laws. Each of the Purchasers represented that it is an accredited investor within the meaning of Rule 501 of Regulation D, and was acquiring the securities for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. The securities were offered without any general solicitation by the Company or its representatives.

The securities sold and issued in the Private Placement will not be registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission (the “SEC”) or an applicable exemption from the registration requirements.

Voting Agreement

In connection with the Private Placement, the Purchaser agreed to enter into a Voting Agreement with the Company to vote all of their respective shares of the Company's capital stock in favor of the adoption of the Merger Agreement. The Voting Agreement includes covenants with respect to the voting of shares of the Company's capital stock in favor of approving the transactions contemplated by the Merger Agreement and against any competing acquisition proposals and place certain restrictions on the transfer of the shares of the Company's capital stock held by the Purchaser.

Registration Rights Agreement

In connection with the Private Placement, the Company agreed to enter into a registration rights agreement (the “Registration Rights Agreement”) with the Purchasers, to be effective as of the Closing. Pursuant to the Registration Rights Agreement, the Company agreed to prepare and file a registration statement (the “Resale Registration Statement”) with the SEC for purposes of registering the resale of the Shares and the shares of Common Stock issuable upon exercise of the Warrants within 30 days after the closing of the merger of Merger Sub, with and into Seelos pursuant to the Merger Agreement,. If the Merger Agreement is terminated, the Company has agreed to file the Resale Registration Statement within 15 days of such termination. The Company also agreed to use its reasonable best efforts to cause this registration statement to be declared effective by the SEC within 45 days after the date of its filing (75 days in the event the registration statement is reviewed by the SEC). If the Company fails to meet the specified filing deadlines or keep the Resale Registration Statement effective, subject to certain permitted exceptions, the Company will be required to pay liquidated damages to the Purchasers. The Company also agreed, among other things, to indemnify the selling holders under the registration statements from certain liabilities and to pay all fees and expenses incident to the Company’s performance of or compliance with the Registration Rights Agreement.

H.C. Wainwright Warrants and Fees

In addition, pursuant to that certain engagement letter (the “Engagement Letter”) by and between the Company and with H.C. Wainwright & Co., LLC (“Wainwright”), dated as of March 27, 2018, the Company will (i) pay Wainwright an aggregate fee equal to 7.0% of the gross proceeds received by the Company from the sale of the securities in the Private Placement, and (ii) grant to Wainwright or its designees warrants to purchase up to 5.0% of the aggregate number of shares of Common Stock sold in the Private Placement (the “Wainwright Warrants”). The Wainwright Warrants have substantially the same terms as the Warrants, except that the Wainwright Warrants will have an exercise price equal to $0.3375 per share. The Wainwright Warrants and the shares issuable upon exercise of the Wainwright Warrants will be issued in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act as transactions not involving a public offering and in reliance on similar exemptions under applicable state laws.

Transaction Documents

The representations, warranties and covenants contained in the Purchase Agreement were made solely for the benefit of the parties to the Purchase Agreement. In addition, such representations, warranties and covenants (i) are intended as a way of allocating the risk between the parties to the Purchase Agreement and not as statements of fact, and (ii) may apply standards of materiality in a way that is different from what may be viewed as material by stockholders of, or other investors in, the Company. Accordingly, the Purchase Agreement is filed with this report only to provide investors with information regarding the terms of transaction, and not to provide investors with any other factual information regarding the Company. Stockholders should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in public disclosures.

The Purchase Agreement, the forms of Warrant and Wainwright Warrant and the form of the Registration Rights Agreement and the Voting Agreement, are filed as Exhibits 10.1, 4.1, 4.2 and 2.1, respectively, to this Current Report on Form 8-K. The foregoing summaries of the terms of these documents are subject to, and qualified in their entirety by, such documents, which are incorporated herein by reference.

Item 3.02    Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 related to the Shares, the Warrants and the Wainwright Warrants is hereby incorporated by reference into this Item 3.02.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
2.1	Form of Voting Agreement
4.1	Form of Warrant
4.2	Form of Wainwright Warrant
4.3	Form of Registration Rights Agreement
10.1	Securities Purchase Agreement dated as of September 20, 2018, between Apricus Biosciences, Inc. and the purchaser named in the signature pages thereto

Forward Looking Statements.
The Company cautions you that statements included in this Current Report on Form 8-K that are not a description of historical facts are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” , or expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negatives of these terms or other similar expressions. These statements are based on the Company’s current beliefs and expectations. These forward-looking statements include the completion of the sale of the Company’s securities and the amount and use of the expected net proceeds therefrom, and the potential completion of the proposed merger. The inclusion of forward-looking statements should not be regarded as a representation by the Company that any of its plans will be achieved. Actual results may differ from those set forth in this report due to the risk and uncertainties inherent in the Company’s business, including, without limitation: the satisfaction of customary closing conditions related to the sale of the Company’s securities, the risk that the conditions to the closing of the proposed merger are not satisfied, including the failure to timely or at all obtain shareholder approval for the transaction; uncertainties as to the timing of the consummation of the merger and the ability of each of the Company and Seelos to consummate the proposed merger and other risks detailed in the periodic reports the Company files with the Securities and Exchange Commission and in the Company disclosure filed herewith as Exhibit 99.1. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and the Company undertakes no obligation to revise or update this report to reflect events or circumstances after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement. This caution is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

No Offer or Solicitation; Important Additional Information Filed with the SEC

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities pursuant to the proposed merger, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. In connection with the proposed merger pursuant to the Merger Agreement, Apricus has filed a registration statement on Form S-4 containing a proxy statement and prospectus with the SEC, but the registration statement has not yet become effective. Investors and shareholders may obtain free copies of the proxy statement/prospectus and other documents filed by Apricus with the SEC through the website maintained by the SEC at www.sec.gov. Before making any voting or investment decision, investors and shareholders are urged to read the proxy statement/prospectus (including any amendments or supplements thereto) and any other relevant documents that Apricus may file with the SEC when they become available because they will contain important information about the proposed merger.

Participants in the Solicitation

Apricus and Seelos, and each of their respective directors and executive officers and certain of their other members of management and employees, may be deemed to be participants in the solicitation of proxies in connection with the proposed merger. Information about Apricus’ directors and executive officers is included in Apricus’ Annual Report on Form 10-K for the year ended December 31, 2017, filed with the SEC on March 1, 2018, and the definitive proxy statement for Apricus’ 2018 annual meeting of shareholders, filed with the SEC on April 6, 2018. Additional information regarding these persons and their interests in the transaction are included in the proxy statement/prospectus relating to the merger referred to above. These documents can be obtained free of charge from the sources indicated above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apricus Biosciences, Inc.

Date: September 20, 2018	By:	/s/ Richard W. Pascoe
Name: Richard W. Pascoe
Title: Chief Executive Officer and Secretary